UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2008

BRE PROPERTIES, INC.

(Exact name of registrant as specified in charter)

Maryland	001-14306	94-1722214
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

525 Market Street, 4th Floor, San Francisco, CA 94105-2712

(Address of principal executive offices) (Zip Code)

(415) 445-6530

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 28, 2008, we filed with the Securities and Exchange Commission a prospectus supplement to the prospectus contained in Registration Statement No. 333-147238. We filed the prospectus supplement in connection with the unsold shares of our common stock issuable under our Direct Stock Purchase and Dividend Reinvestment Plan, or the Plan, that were previously registered under Registration Statement No. 333-09945. Registration Statement No. 333-09945 terminated upon filing the prospectus supplement. Going forward, shares of our common stock issuable under the Plan will be covered by Registration Statement No. 333-147238.

In connection with the filing of the prospectus supplement, we are filing as Exhibit 5.1 to this report an opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the validity of the securities being registered and as Exhibit 8.1 to this report an opinion of Latham & Watkins LLP regarding certain legal matters described under “Tax Consequences of Participation in the Plan” and “Supplemental United States Federal Income Tax Considerations” in the prospectus supplement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

8.1	Opinion of Latham & Watkins LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2008

BRE PROPERTIES, INC.
(Registrant)

By:	/s/ Kerry Fanwick
Kerry Fanwick
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

8.1	Opinion of Latham & Watkins LLP.